Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Polyrizon Ltd. (the “Company”) of our report dated March 25, 2026, relating to the financial statements of the Company, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 7, 2026